UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 21, 2021

MARIJUANA COMPANY OF AMERICA, INC.

(Exact Name of Registrant as Specified in Charter)

Utah	000-27039	98-1246221
(State or jurisdiction of	(Commission File	(IRS Employer
incorporation or organization)	Number)	Identification No.)

633 W. 5th Street, Suite 2826

Los Angeles, California ,90071

Telephone: (888) 777-4362

(Address and Telephone Number of Registrant’s Principal
Executive Offices and Principal Place of Business)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.03 Material Modification to Rights of Security Holders.

(b) On October 21, 2021, the board of directors approved a resolution to amend the Company’s Certificate of Incorporation to: (1) increase the Company’s authorized shares to twenty-two billion shares of capital stock, designated as “Common Stock,” with a par value of $0.001 per share. Concurrently, and pursuant to Section 2.11 of the Company’s By-Laws, shareholders holding a majority of the votes eligible to be cast approved by written consent the proposed amendments to the Company’s Certificate of Incorporation. The amendments were filed with the Utah Secretary of State and recorded on October 21, 2021. The Company will file the formal amendment as filed with the Utah Secretary of State upon receipt as an amendment to this Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARIJUANA COMPANY OF AMERICA, INC.

By: /s/ Jesus M. Quintero
Date: October 27, 2021	Name: Jesus M. Quintero Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Lock-Up Agreement dated February 26, 2021, between Marijuana Company of America, Inc. and Eco Innovation Group, Inc. (filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on March 2, 2021, and incorporated herein by reference)
10.2*	First Amendment to Lock-Up Agreement dated October 1, 2021, between Marijuana Company of America, Inc. and Eco Innovation Group, Inc.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

* Filed herewith.